EXHIBIT 4-A-33




















                     THE CINCINNATI GAS & ELECTRIC COMPANY


                                      and


                              THE BANK OF NEW YORK
                                                 Trustee


                                ---------------


                      Thirty-sixth Supplemental Indenture



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                         Dated as of February 15, 1994

                     THE CINCINNATI GAS & ELECTRIC COMPANY
                      Thirty-sixth Supplemental Indenture
                         Dated as of February 15, 1994
                              -----------------
                              TABLE OF CONTENTS

PARTIES...............................................................      1
RECITALS..............................................................      1
  Form of Bonds of Series Due 1999....................................      2
  Form of Trustee's Certificate on Bonds, Series Due 1999.............      5
  Form of Bonds of Series Due 2004....................................      6
  Form of Trustee's Certificate on Bonds, Series Due 2004.............      9

                                  ARTICLE ONE
              BONDS OF SERIES DUE 1999 AND 2004 AND ISSUE THEREOF
SECTION 1.  Series and Form of Bonds of Series Due 1999 and 2004......     10
SECTION 2.  Issue of Bonds of Series Due 1999 and 2004................     10
SECTION 3.  Dates, Interest, etc., of Bonds of Series Due 1999 and 2004    10
SECTION 4.  Denominations and Exchangeability of Bonds of Series
             Due 1999 and 2004........................................     11
SECTION 5.  Redemption of Bonds of Series Due 1999 and 2004...........     12
SECTION 6.  [This space left blank intentionally].....................     12
SECTION 7.  Absence of Maintenance and Replacement Fund...............     12

                                  ARTICLE TWO
                           COVENANTS OF THE COMPANY
SECTION 1.  Confirmation of Covenants by Company in First
             Mortgage.................................................     12
SECTION 2.  Covenants with Respect to Subsidiaries....................     12

                                 ARTICLE THREE
           AMENDMENT OF ARTICLE ONE, ARTICLE FIVE, ARTICLE ELEVEN,
            AND ARTICLE EIGHTEEN OF THE FIRST MORTGAGE AS AMENDED
SECTION 1.  Amendment to Section 5 of Article One.....................     13
SECTION 2.  Reservation of Right to Amend Mortgage without
             consent of Certain Bondholders...........................     13

                                 ARTICLE FOUR
                                 MISCELLANEOUS
SECTION 1.  Thirty-sixth Supplemental Indenture to Form Part of First
             Mortgage.................................................     15
SECTION 2.  Definitions in First Mortgage Shall Apply to Thirty-sixth
             Supplemental Indenture...................................     15
SECTION 3.  Execution in Counterparts.................................     15

          THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of February 15, 1994, between The Cincinnati Gas & Electric Company, a corporation of the State of Ohio (the Company), and The Bank of New York, a corporation of the State of New York (the Trustee), as Trustee.

          WHEREAS, the Company has executed and delivered to the Trustee a certain Indenture, dated as of August 1, 1936 (the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (the Bonds);

          WHEREAS, Article Two of the First Mortgage provides that the Bonds may be issued in series, and Article Eighteen of the First Mortgage as amended provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purpose of establishing the terms and provisions of any series of Bonds other than the initial series;

          WHEREAS, the Company and the Trustee have amended and supplemented the First Mortgage by means of thirty-five supplemental indentures (the First Mortgage as amended) under the Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Eighteenth, Nineteenth, Twenty-fourth, Twenty-fifth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth and Thirty-fifth of which there are Bonds now outstanding;

          WHEREAS, the Company, pursuant to resolutions duly adopted by the Finance Committee of its Board of Directors at a duly called and held meeting, has approved the form, terms, and provisions of this Thirty-sixth Supplemental Indenture and authorized its execution for the purpose of creating under the First Mortgage as amended and this Thirty-sixth Supplemental Indenture two new series of First Mortgage Bonds designated as the First Mortgage Bonds, 5.80% Series Due 1999 (the Bonds of Series Due 1999) and the First Mortgage Bonds, 6.45% Series Due 2004 (the Bonds of Series Due 2004);

          WHEREAS, the Bonds of Series Due 1999 and the Bonds of Series Due 2004, when referred to collectively in this Thirty-sixth
     Supplemental Indenture, are called the Bonds of Series Due 1999 and 2004;

          WHEREAS, the Bonds of Series Due 1999 and 2004 are to be substantially in the following forms, with appropriate omissions, insertions, and variations as in the First Mortgage as amended and in this Thirty-sixth Supplemental Indenture provided or permitted:

                        [FORM OF BOND OF SERIES DUE 1999]

     No. .....................                $ .......................

                      THE CINCINNATI GAS & ELECTRIC COMPANY

                               FIRST MORTGAGE BOND
                              5.80% Series Due 1999


                              Due February 15, 1999

          THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation of the State of Ohio (the Company), for value received hereby promises to
     pay to                                    or registered assigns,
     on February 15, 1999, at the office or agency of the Company in the Borough of Manhattan, The City of New York,
                                  Dollars in such coin or currency of
     the United States of America as at the time of payment is legal tender for the payment of public and private debts, and, subject to certain exceptions provided in Section 3 of Article One of the Thirty-sixth Supplemental Indenture referred to below, to pay by check to the person in whose name this Bond is registered at the close of business on the record date for such payment, as defined in such Section 3, interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is August 1, 1994, or prior thereto, in which case from February 15, 1994, or unless the date hereof is between a record date and the interest payment date for such record date, in which case from such interest payment date), at the rate of 5.80% per annum in like coin or currency, payable at such office or agency semiannually on February 15 and August 15 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

          This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of August 1, 1936, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented as hereinafter stated, and is one of a series of such First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5.80% Series Due 1999, of the Company (the Bonds of Series Due 1999), the terms and provisions of which have been established by a Thirty-sixth Supplemental Indenture dated as of February 15, 1994, executed by the Company to The Bank of New York, as Trustee. Subsequent to the execution and delivery of the indenture of mortgage and deed of trust there have been executed and delivered thirty-six indentures supplemental thereto, including the Thirty-sixth Supplemental Indenture, supplementing and amending as therein set forth certain provisions thereof. The indenture of mortgage and deed of trust and the supplemental indentures collectively are sometimes called the Indenture.

          For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all of its future holders and owners, irrespective of whether or not any notation of such consent is made upon the Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or interest on, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

          The Bonds of Series Due 1999 are not redeemable prior to February 15, 1999.

           The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

          This Bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond; and thereupon a new registered Bond or Bonds of Series Due 1999 for a like principal amount and of authorized denominations will be issued to the transferee in exchange therefor as provided in the Indenture, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

          Bonds of Series Due 1999 are issuable as registered Bonds in the denominations of $1,000 and integral multiples thereof.

          No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant, or agreement contained in the Indenture, against any incorporator or any past, present, or future subscriber to capital stock, shareholder, officer, or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers, and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

          This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, The Cincinnati Gas & Electric Company has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, manually or in facsimile.

     Dated


                                 THE CINCINNATI GAS & ELECTRIC COMPANY,

                                 By
                                                President

     Attest:
                 Secretary



      [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS OF SERIES DUE 1999]

          This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK,
                                              Trustee,

                                 By
                                     Authorized Signatory.

                     [FORM OF BOND OF SERIES DUE 2004]

     No. .....................                $ .......................

                   THE CINCINNATI GAS & ELECTRIC COMPANY

                            FIRST MORTGAGE BOND
                           6.45% Series Due 2004


                           Due February 15, 2004

          THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation of the State of Ohio (the Company), for value received hereby promises to
     pay to                                    or registered assigns,
     on February 15, 2004, at the office or agency of the Company in the Borough of Manhattan, The City of New York,
                                  Dollars in such coin or currency of
     the United States of America as at the time of payment is legal tender for the payment of public and private debts, and, subject to certain exceptions provided in Section 3 of Article One of the Thirty-sixth Supplemental Indenture referred to below, to pay by check to the person in whose name this Bond is registered at the close of business on the record date for such payment, as defined in such Section 3, interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is August 1, 1994, or prior thereto, in which case from February 15, 1994, or unless the date hereof is between a record date and the interest payment date for such record date, in which case from such interest payment date), at the rate of 6.45% per annum in like coin or currency, payable at such office or agency semiannually on February 15 and August 15 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

          This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of August 1, 1936, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented as hereinafter stated, and is one of a series of such First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 6.45% Series Due 2004, of the Company (the Bonds of Series Due 2004), the terms and provisions of which have been established by a Thirty-sixth Supplemental Indenture dated as of February 15, 1994, executed by the Company to The Bank of New York, as Trustee. Subsequent to the execution and delivery of the indenture of mortgage and deed of trust there have been executed and delivered thirty-six indentures supplemental thereto, including the Thirty-sixth Supplemental Indenture, supplementing and amending as therein set forth certain provisions thereof. The indenture of mortgage and deed of trust and the supplemental indentures collectively are sometimes called the Indenture.

          For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all of its future holders and owners, irrespective of whether or not any notation of such consent is made upon the Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or interest on, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

          The Bonds of Series Due 2004 are not redeemable prior to February 15, 2004.

          The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

          This Bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond; and thereupon a new registered Bond or Bonds of Series Due 2004 for a like principal amount and of authorized denominations will be issued to the transferee in exchange therefor as provided in the Indenture, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

          Bonds of Series Due 2004 are issuable as registered Bonds in the denominations of $1,000 and integral multiples thereof.

          No recourse shall be had for the payment of the principal of, or interest on, this Bond, or under or upon any obligation, covenant, or agreement contained in the Indenture, against any incorporator or any past, present, or future subscriber to capital stock, shareholder, officer, or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers, and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

          This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, The Cincinnati Gas & Electric Company has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal or a facsimile thereof to be affixed hereto or reproduced hereon and attested by its Secretary or an Assistant Secretary, manually or in facsimile.

     Dated


                                 THE CINCINNATI GAS & ELECTRIC COMPANY,

                                 By
                                              President

     Attest:
                  Secretary



     [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS OF SERIES DUE 2004]

          This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK,
                                              Trustee,

                                 By
                                     Authorized Signatory.


          WHEREAS, all things necessary to make the Bonds of Series Due 1999 and 2004 herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Thirty-sixth Supplemental Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed;

             THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH

          In consideration of the premises and of the acceptance and purchase of the Bonds of Series Due 1999 and 2004, the Company agrees with the Trustee as follows:


                                ARTICLE ONE

             BONDS OF SERIES DUE 1999 AND 2004 AND ISSUE THEREOF

          SECTION 1. There shall be two series of Bonds designated as set forth in the second paragraph of the respective form of Bond, each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of the Bonds of Series Due 1999 and the Bonds of Series Due 2004 which may be outstanding under the First Mortgage as amended and this Thirty-sixth Supplemental Indenture shall be limited to $110,000,000 for each such series, except as provided in Section 9 of Article Two of the First Mortgage as amended.

          The Bonds of Series Due 1999 and 2004 and the Trustee's certificate to be endorsed on all the Bonds of such series shall respectively be substantially as recited above, with such appropriate omissions, insertions, and variations as in the First Mortgage as amended and in this Thirty-sixth Supplemental
     Indenture permitted.

          SECTION 2. Upon the execution and delivery of this Thirty-sixth Supplemental Indenture and upon delivery to the Trustee of $220,000,000 aggregate principal amount of Bonds of Series Due 1999 and 2004, executed by the Company, and upon compliance by the Company with the provisions of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Thirty-sixth Supplemental Indenture, authenticate and deliver the Bonds.

          SECTION 3. Bonds of Series Due 1999 and 2004 shall be dated the date of their authentication, shall mature on the date set forth in the first paragraph of the respective form of Bond, shall bear interest at the rate set forth in the first paragraph of the respective form of Bond until paid or redeemed, payable by check semi-annually on each February 15 and August 15, and shall be payable as to both principal and interest in such coin or currency of the United States of

     America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in The City of New York. So long as there is no existing default in the payment of interest on the Bonds of Series Due 1999 and 2004, all Bonds authenticated by the Trustee after the close of business on the record date (as hereinafter defined) for any interest payment date and prior to such interest payment date, shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the interest due on such interest payment date then any such Bond shall bear interest from the February 15 or August 15, as the case may be, next preceding the date of such Bond to which interest has been paid, unless such interest payment date is August 15, 1994, in which case from February 15, 1994. The person in whose name any Bond of Series Due 1999 and 2004 is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Bonds of Series Due 1999 and 2004 are registered on the record date fixed by the Company for the payment of such defaulted interest. The term "record date", as used in this Section 3 with respect to any interest payment date, shall mean February 1 for interest payable February 15 and shall mean August 1 for interest payable August 15.

          Notwithstanding the provision of the last sentence of Section 5 of Article Two of the First Mortgage as amended, the Company shall be required to register transfers of or exchange Bonds of Series Due 1999 and 2004 at any time, except that the Company shall not be required to register the transfer of or exchange any such Bonds for a period of eleven business days next preceding any selection of Bonds of Series Due 1999 and 2004 to be redeemed, or to register the transfer of or exchange any such Bonds selected, called or being called for redemption.

          SECTION 4. Bonds of Series Due 1999 and 2004 shall be issued in the denominations of $1,000 and authorized multiples thereof. Subject to the provisions of the First Mortgage as amended, and as provided therein, any owner of a Bond of Series Due 1999 or a Bond of Series Due 2004 may, at his option, surrender the same for cancellation in exchange for other Bonds of the same series of other authorized denominations for a like aggregate principal amount.

          SECTION 5. Bonds of Series Due 1999 and Bonds of Series Due 2004 are not redeemable prior to February 15, 1999 and February 15, 2004, respectively.

          SECTION 6.  [This space left blank intentionally]

          SECTION 7. The covenant to provide a Maintenance and Replacement Fund contained in the provisions of Section 5 of Article Eight of the First Mortgage as amended shall not apply in respect of the Bonds of Series Due 1999 and 2004.

                                ARTICLE TWO

                          COVENANTS OF THE COMPANY

          SECTION 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed, except the covenant contained in Section 5 of Article Eight.

          SECTION 2. So long as any Bonds of Series Due 1999 and 2004 shall be outstanding the Company (a) will not sell or otherwise dispose of any equity securities owned by it of The Union Light, Heat and Power Company, a Kentucky corporation (the Subsidiary) otherwise than to the Subsidiary or otherwise than as part of a merger or consolidation of the Subsidiary into or with the Company or the liquidation of the Subsidiary, unless all the equity securities owned by the Company of the Subsidiary shall be sold or otherwise disposed of and the proceeds of such sale or other disposition deposited with the Trustee hereunder to be held and disposed of as provided in Section 5 of Article Eleven of the First Mortgage as amended, and (b) will not permit the Subsidiary to sell, otherwise than to the Company, any equity securities issued by the Subsidiary; provided that nothing in this clause (b) shall prevent the Subsidiary, in connection with the sale of equity securities to the Company, from selling equity securities to others than the Company to the extent necessary to satisfy the preemptive rights of minority stockholders under applicable law.

          So long as any Bonds of Series Due 1999 and 2004 shall be outstanding, the Company (a) will not sell or otherwise dispose of any securities, other than equity securities, owned by it of the Subsidiary otherwise than to the Subsidiary or otherwise than as part of the merger or consolidation of the Subsidiary into or with the Company; or (b) so long as any equity securities of the Subsidiary shall be owned by the Company, will not permit the Subsidiary to issue or sell, otherwise than to the Company, any securities, other than equity securities, issued by the Subsidiary if, in either case, after giving effect to such sale or other disposition, the outstanding securities, other than equity securities, of the Subsidiary will be in excess of 75% of the plant account of the Subsidiary as shown by its books as of the end of the calendar month next preceding such sale or other disposition after deducting from such plant account the amount of the reserves for depreciation and amortization applicable thereto shown by the books of the Subsidiary and any other reserves shown by its books which are applicable to such plant account or any part thereof.

          The term "equity securities", as used in this Section, shall mean any securities other than bonds, notes, or other evidences of indebtedness bearing interest at a fixed rate and payable on demand or having a fixed maturity date.


                               ARTICLE THREE

        AMENDMENT OF ARTICLE ONE, ARTICLE FIVE, ARTICLE ELEVEN, AND
             ARTICLE EIGHTEEN OF THE FIRST MORTGAGE AS AMENDED

          SECTION 1. The Bonds of Series Due 1999 and 2004 are hereby excluded from subdivision (7) of Section 5 of Article One of the First Mortgage as heretofore and hereby amended or supplemented.

          SECTION 2. The Company reserves the right, without any consent or other action by holders of Bonds of Series Due 1999 and 2004 or of any subsequently created series, to amend at any time the First Mortgage, as heretofore and hereby amended or supplemented, as follows:


                 (1) by inserting after the words "or other similar property," in subdivision (1) of Section 2 of Article Eleven thereof the following:

                     "or any nuclear fuel materials, assemblies or
                 components,"

                 (2) at any time after all Bonds of any Series created prior to 1986 are no longer outstanding under the First Mortgage

                     (a) by substituting for the words "in a principal amount not exceeding sixty per centum (60%) of" in
                 Section 3 of Article Five thereof the following:

                     "in a principal amount not exceeding sixty-six and two-thirds per centum (66 2/3%) of"

                     (b)  by substituting for the words "with the
                 consent of holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding;" in Section 2 of Article Eighteen thereof the following:

                     "with the consent of holders of sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of the Bonds at the time outstanding;"

                     (c)  by substituting for the third paragraph of
                 Section 2 of Article Eighteen thereof the following:

                     "Whenever, at any time after the completion of publication of said notice, the Company shall deliver to the Trustee an instrument or instruments executed by holders of at least sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of the Bonds affected, outstanding at the time of such delivery, consenting to the substance of the proposed modification or amendment, thereupon the Trustee shall execute such supplemental indenture in substantially the form of the copy thereof on file with the Trustee, and no holder of any Bond shall have any right or interest to object to the execution of said supplemental indenture or to object to any of the terms or provisions therein contained, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof, provided that, in lieu of an instrument or instruments executed by holders of Bonds, the consent of the holders of any series of Bonds to any such proposed modification or amendment may be set forth in and evidenced by the supplemental indenture establishing the terms and provisions of such series."


                                ARTICLE FOUR
                                MISCELLANEOUS

          SECTION 1. The provisions of this Thirty-sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions hereof modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of Bonds of Series Due 1999 and 2004. From and after such initial issue of Bonds of Series Due 1999 and 2004, this Thirty-sixth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions hereof shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if they had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Thirty-sixth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms, and provisions of the First Mortgage as amended shall be applicable with respect to the Bonds of Series Due 1999 and 2004, except in so far as such covenants, conditions, terms, and provisions are limited and applicable only to the Bonds of another or other series, and all the covenants, conditions, terms, and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Thirty-sixth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Thirty-sixth Supplemental Indenture and in the Bonds of Series Due 1999 and 2004 (save only the Trustee's certificate upon such Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

          SECTION 2. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Thirty-sixth Supplemental Indenture shall, respectively, have the meanings set forth in such Article.

          SECTION 3. This Thirty-sixth Supplemental Indenture may be executed in several counterparts and each counterpart shall be an original instrument.

          IN WITNESS WHEREOF, THE CINCINNATI GAS & ELECTRIC COMPANY has caused this instrument to be signed on its behalf by one of its Vice-Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer, as of the day and year first above written.

                                 THE CINCINNATI GAS & ELECTRIC COMPANY,

                                 By         /S/ C. R. Everman
                                    -----------------------------------
                                               Vice-President.
                                                                 (Seal)

     Attest:   /S/ D. R. Blum
            ---------------------
                 Secretary.

     Signed and acknowledged in our presence on behalf of The Cincinnati Gas & Electric Company

         /S/ B. C. Arnett
     ---------------------------
           B. C. Arnett

         /S/ J. A. Dorsey
     ---------------------------
           J. A. Dorsey

                                 The Bank of New York,

                                 By       /S/ W. T. Cunningham
                                    -----------------------------------
                                               Vice President.
                                                                (Seal)
     Attest:  /S/ L. Firrincieli
             --------------------
             Assistant Treasurer.

     Signed and acknowledged in our presence on behalf of The Bank of New York

           /S/ A. Mazur
     ---------------------------
             A. Mazur

           /S/ L. Mullen
     ---------------------------
              L. Mullen

     STATE OF OHIO         )   ss.:
     COUNTY OF HAMILTON    )



          On this 9th day of February 1994, C. ROBERT EVERMAN and DONALD R. BLUM, came before me and acknowledged that they signed and sealed this instrument as Vice-President and Secretary, respectively, of THE CINCINNATI GAS & ELECTRIC COMPANY and that the same were free acts; and such Vice-President, being duly sworn, said that he resides in Kenton County, Kentucky that he is a Vice-President of the corporation, that the seal affixed hereto is its corporate seal, that it was affixed by order of its Board of Directors, and that he signed his name thereto by like order.

         IN WITNESS WHEREOF I have signed my name and affixed my official seal.

     (Seal)

                               /S/ Steven A. Niederbaumer
                              ---------------------------
                              STEVEN A. NIEDERBAUMER
                              Notary Public, State of Ohio
                              My Commission Expires Oct. 26, 1994

     STATE OF NEW YORK     )   ss.:
     COUNTY OF NEW YORK    )


         On this 11th day of February 1994, W. T. CUNNINGHAM and LUCILLE FIRRINCIELI, came before me and acknowledged that they signed and sealed this instrument as VICE PRESIDENT and ASSISTANT TREASURER, respectively, of THE BANK OF NEW YORK, and that the same were free acts; and such VICE PRESIDENT being duly sworn, said that he resides in DENVILLE, NEW JERSEY, that he is a VICE PRESIDENT of THE BANK OF NEW YORK, that the seal affixed hereto is its corporate seal, that it was affixed by authority of its Board of Directors, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF I have signed my name and affixed my official seal.

     (Seal)


                                        /S/ Marion Papadogonas
                                      ---------------------------

  Marion Papadogonas
  Notary Public, State of New York
  No. 31-4842989
  Qualified in New York County
  Commission Expires May 31, 1995



       This instrument was prepared by   /S/ James J. Mayer
                                       --------------------------
                                        James J. Mayer, Esq.
                                        P.O. Box 960
                                        Cincinnati, Ohio 45201